EXHIBIT (5)(a)

FORM OF APPLICATION

Individual Variable Deferred Annuity Application
Transamerica Financial Life Insurance Company

Home Office: [440 Mamaroneck Avenue, Harrison, New York 10528]
Mailing Address: [4333 Edgewood Road NE, Cedar Rapids, IA 52499]
Telephone: [(800) 525-6205]

Hereafter referred to as the Company, we, our, or us. Unless otherwise stated, “You” refers to the Owner

By providing an email address below, I consent to receive an email that will initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. A link within the email will direct you to the Company e-delivery terms and conditions as well as our registration and consent process. I have access to the Internet for the purpose of accepting electronic delivery of documents.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable. Please call [(800) 525-6205] or visit the Company website if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address.

1. PRODUCT INFORMATION

Product: [Transamerica AxiomSM III Variable Annuity]

2. PRIMARY OWNER INFORMATION

Type of Owner: If the Type of Owner is an Individual, there must be an immediate (self, spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐	Individual	☐	Trust (1)	☐	Qualified Custodial Account (4)
☐	Entity (2)	☐	Company Qualified Plan (3)	☐	UGMA/UTMA

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

City State Zip Code Country

Mailing Address:
Street Address

City State Zip Code Country

SSN/TIN: Date of Birth: Telephone:

Citizenship: ☐ U.S. Citizen/Entity ☐ Non-U.S. Citizen/Entity (Country:	)

☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female

(1)	Trustee Certification Form is Required.
(2)	Entity Certification Form is Required.
(3)	Profit Sharing Plan, Pension Plan, 401(k), etc. (Plan). Qualified Plan Certification Form is Required. The Plan must be the Beneficiary listed in Section 5.
(4)	If a Joint Rider is selected in Section 7B, the Spousal Information for Custodial Accounts Form is required.

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3. JOINT OWNER INFORMATION

If no Joint Owner is listed, the Company will issue the policy with the Primary Owner listed in Section 2.

If Type of Owner in Section 2 is an Individual; there must be an immediate (self, spouse, civil union, domestic partner, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐  Check here if the Joint Owner’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

City State Zip Code Country

Mailing Address:
Street Address

City State Zip Code Country

SSN/TIN: Date of Birth: Telephone:

Citizenship: ☐ U.S. Citizen/Entity ☐ Non-U.S. Citizen/Entity (Country:	)

☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female

4. ANNUITANT INFORMATION

If no Annuitant is listed, the Company will issue the policy with the Primary Owner and Annuitant as the same.

If Type of Owner in Section 2 is an Individual; there must be an immediate (self, spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐  Check here if the Annuitant’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

City State Zip Code Country

Mailing Address:
Street Address

City State Zip Code Country

SSN/TIN: Date of Birth: Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country:	)

☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female

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5. BENEFICIARY DESIGNATION

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

●	If the Beneficiary is to be restricted, the Beneficiary Designation with Restricted Payout Form must be received.

●	If a Trust is named as Beneficiary and a Joint option is selected in Section 7B, submit the Certification When the Beneficiary is a Trust Form and return with the application.

☐ Primary	Allocation Percentage: % Is this an Irrevocable Beneficiary? ☐ Yes ☐ No

Relationship to Annuitant:

Complete Legal Name:

☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

Residential Address:
(Cannot be a P.O. Box)	Street Address

City State Zip Code Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country:	)

☐ Resident Alien ☐ Non-Resident Alien

☐ Primary ☐ Contingent	Allocation Percentage: % Is this an Irrevocable Beneficiary? ☐ Yes ☐ No

Relationship to Annuitant:

Complete Legal Name:

☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

Residential Address:
(Cannot be a P.O. Box)	Street Address

City State Zip Code Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country:	)

☐ Resident Alien ☐ Non-Resident Alien

☐ Primary ☐ Contingent	Allocation Percentage: % Is this an Irrevocable Beneficiary? ☐ Yes ☐ No

Relationship to Annuitant:

Complete Legal Name:

☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

Residential Address:
(Cannot be a P.O. Box)	Street Address

City State Zip Code Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country:	)

☐ Resident Alien ☐ Non-Resident Alien

☐ Check if there are more Beneficiaries and complete the Additional Beneficiary Form and return with the application.

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6A. ANNUITY TYPE INFORMATION

Type of Annuity Applying for (select only one): If applying for a Qualified Plan (Profit Sharing Plan, Pension Plan, 401(k), or other), the Qualified Plan Certification and Acknowledgement Form is required.

☐ Non-Qualified	☐ Traditional IRA	☐ Roth IRA	☐ SEP IRA	☐ SIMPLE IRA
☐ Profit Sharing Plan	☐ Pension Plan	☐ 401(k)	☐ Other:
☐ Beneficiary IRA - Deceased Name: Date of Death:
☐ Non-Qualified Stretch - Deceased Name: Date of Death:

6B. PURCHASE PAYMENT INFORMATION

Funding Options:

☐ Check Enclosed

☐ Wire

☐ Financial Professional/Client to request release of funds

☐  The Company to request release of funds. The 1035 Exchange, Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

Source of Funds:

         ☐  New Money / Contribution Money $                                                  if Qualified Plan - Tax Year:

         ☐  Non-Qualified 1035 Exchange - Anticipated Premium Amount $

         ☐  CD/Mutual Fund Redemption - Anticipated Premium Amount $

         ☐  Direct Transfer - Anticipated Premium Amount $

         ☐  Rollover - Anticipated Premium Amount $

7A. ELECTIONS - DEATH BENEFIT

You must select only one Death Benefit option. Your selection cannot be changed after the policy has been issued.

☐ Policy Value Death Benefit
☐ Return of Premium Death Benefit ☐ Annual Step-Up Death Benefit

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7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER

If you elect either the [Retirement Income Choice® or Retirement Income Max®] Rider identified in this section, which provides certain guaranteed benefits, the Company requires your policy value to be allocated into designated investment options. One or more of the designated investment options may include a volatility control strategy. If you elect the [Transamerica Income EdgeSM] or [Transamerica Principal OptimizerSM] Rider, the Company requires a certain percentage of your policy value to be allocated to the Stable Account and Select Investment Options with the remainder to be allocated to the Select Investment Options and the Flexible Investment Options. One or more of these investment options may include a volatility control strategy. Volatility control strategies, in periods of high market volatility, could limit your participation in market gains; this may conflict with your investment objectives by limiting your ability to maximize the potential growth of your policy value and, in turn, the value of any guaranteed benefit that is tied to investment performance. Volatility control strategies are intended to help limit overall volatility and reduce the effects of significant market downturns during periods of high market volatility, providing policy owners with the opportunity for smoother performance and better risk-adjusted returns. Volatility control (and similar terms) can encompass a variety of investment strategies of different types and degrees; therefore, you should read the applicable annuity and underlying fund portfolio prospectuses carefully to understand how these investment strategies may affect your policy value and rider benefit. The Company’s requirement to invest in accordance with designated investment options, which may include volatility control, may reduce our costs and risks associated with these riders. You pay an additional fee for the guaranteed benefit, which, in part, pays for protecting the related benefit base from investment losses. Since the rider benefit base does not decrease as a result of investment losses, volatility control strategies might not provide meaningful additional benefit to you. You should carefully evaluate with your Financial Professional whether to invest in funds with volatility control strategies, taking into consideration the potential positive or negative impact that such strategy may have on your investment objectives, your policy value and the benefits under the riders. If you determine that funds with volatility control strategies are not consistent with your investment objectives, there continues to be other designated investment options available under these riders that do not invest in funds that utilize volatility control strategies.

You can select only one Living/Withdrawal Benefit Rider.

●

If a Joint rider option is selected, and the policy has a Joint Owner, the spouse must be an owner (primary or joint). If a Joint rider is selected and there is not a Joint Owner, the sole Primary Beneficiary must be the annuitant’s spouse.

●	If the Type of Annuity in Section 6A is Beneficiary IRA or Non-Qualified Stretch, the Living/Withdrawal Benefit Riders are not available.

●	If a Single rider option is selected, and the policy Owner is an Individual, the Owner and Annuitant must be the same.

◆ Guaranteed Lifetime Withdrawal Benefit (Transamerica Income EdgeSM (TIE) Rider) -	Please complete the TIE Rider Investment Form.

Election - To elect this rider, select either the Single option or the Joint option.

☐  Single

☐  Joint

This rider includes a [20%] investment into the Stable Account (Fixed Account) and a minimum of [0%] into the Select Investment Options.

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions and limitations, the rider provides a maximum annual withdrawal amount for the life of the annuitant (or if joint, the annuitant’s spouse) regardless of policy value. The rider is intended to provide you with a guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount. After the first Rider Anniversary, the rider fee may increase due to an automatic step-up.

The Guaranteed Lifetime Withdrawal Benefit:

●   Can be terminated independently of the policy to which it is attached, at any time within a [30-] day window after the [fifth] rider anniversary and every [fifth] rider anniversary thereafter.

●   Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the rider has a positive value.

●   Withdrawals prior to the rider anniversary following the annuitant’s (or the annuitant’s spouse’s, if younger) attaining of the minimum benefit age will result in an excess partial withdrawal.

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7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER (continued)

◆ Guaranteed Lifetime Withdrawal Benefit (Retirement Income Choice® (RIC) Rider) -	Please complete the Open Investment Form.

Election - To elect this rider, select either the Single option or the Joint option.

☐  Single

☐  Joint

RIC Rider Option

☐  Death Benefit

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions and limitations, the rider provides a maximum annual withdrawal amount for the life of the annuitant (or if joint, the annuitant’s spouse) regardless of policy value. The rider is intended to provide you with a guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount. After the fifth Rider Anniversary, the rider fee may increase due to an automatic step-up.

The Guaranteed Lifetime Withdrawal Benefit:

●   Can be terminated independently of the policy to which it is attached, at any time within a [30-] day window after the [fifth] rider anniversary and every [fifth] rider anniversary thereafter.

●   Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the rider has a positive value.

●   Withdrawals prior to the rider anniversary following the annuitant’s (or the annuitant’s spouse’s, if younger) attaining the minimum benefit age will result in an excess partial withdrawal.

◆ Guaranteed Lifetime Withdrawal Benefit (Retirement Income Max® (RIM) Rider) -	Please complete the RIM Rider Investment Form.

Election - To elect this rider, select either the Single option or the Joint option.

☐  Single

☐  Joint

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions and limitations, the rider provides a maximum annual withdrawal amount for the life of the annuitant (or if joint, the annuitant’s spouse) regardless of policy value. The rider is intended to provide you with a guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount. After the first Rider Anniversary, the rider fee may increase due to an automatic step-up.

The Guaranteed Lifetime Withdrawal Benefit:

●   Can be terminated independently of the policy to which it is attached, at any time within a [30-] day window after the [fifth] rider anniversary and every [fifth] rider anniversary thereafter.

●   Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the rider has a positive value.

●   Withdrawals prior to the rider anniversary following the annuitant’s (or the annuitant’s spouse’s, if younger) attaining the minimum benefit age will result in an excess partial withdrawal.

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7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER (continued)

◆ Guaranteed Lifetime Withdrawal Benefit (Transamerica Principal Optimizer SM (TPO) Rider) - Please complete the applicable TPO Rider Investment Form.

Election - To elect this rider, select either the Single option or the Joint option.

☐  Single

☐  Joint

TPO Rider Options - Only one waiting period and protection level may be selected.

☐  [15] Year Waiting Period, [100%] Protection. This rider includes a [20%] investment into the Stable Account and a minimum of [0%] into the Select Investment Option.

☐  [10] Year Waiting Period, [100%] Protection. This rider includes a [20%] investment into the Stable Account and a minimum of [0%] into the Select Investment Option.

☐  [7] Year Waiting Period, [100%] Protection. This rider includes a [20%] investment into the Stable Account and a minimum of [0%] into the Select Investment Option.

This rider includes Waiting Periods, required investment into the Stable Account (Fixed Account) and a minimum election into the Select Investment Options.

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions and limitations, the rider provides Guaranteed Minimum Withdrawal Benefit and a Guaranteed Minimum Accumulation Benefit. The Owner must hold the policy in force until the Guaranteed Future Value Date in order to obtain the Guaranteed Minimum Accumulation Benefit available under this rider. After the first Rider Anniversary, the rider fee may increase due to an automatic step-up or election of an Optional Reset. Also the Protection Level Percentage may also change if there is an Optional Reset but will not be less than the Minimum Protection Level Percentage.

The Guaranteed Lifetime Withdrawal Benefit:

●   Can be terminated independently of the policy to which it is attached, at any time within a [30-] day window after the [fifth] rider anniversary and every [fifth] rider anniversary thereafter.

●   Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the guarantees available through the rider have a positive value.

●   Withdrawals prior to the rider anniversary following the annuitant’s (or the annuitant’s spouse’s, if younger) attaining the minimum benefit age will result in an excess partial withdrawal.

7C. ELECTIONS - OTHER AVAILABLE RIDER(S)

☐	Waiver of Surrender Charge Rider

8. INVESTMENT ALLOCATIONS

You must complete the appropriate

INVESTMENT FORM based on the rider election:

Transamerica Income Edge SM TIE Rider Investment Form	Retirement Income Choice® or No Rider Election Open Investment Form	Retirement Income Max® RIM Rider Investment Form

Transamerica Principal Optimizer SM (Choose the form with the correct waiting period and protection level)

[15] Year [100%] Investment Form, [10] Year [100%] Investment Form, or [7] Year [100%] Investment Form

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9. OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION

Both the Owner Response and the Financial Professional Response columns must be completed.

Submit the appropriate replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

☐	Check here if there are more than three (3) replacement policies. For more than three (3) policies, please complete the Additional Replacement Policy Form and return with the application.

Replacement Questions	Owner Response	Financial Professional Response

Do you intend to replace or change any existing life insurance policies or annuity contracts? If yes - Company: Policy #: Company: Policy #: Company: Policy #:	☐ No ☐ Yes	☐ No ☐ Yes

10. OWNER & ANNUITANT SIGNATURES AND ACKNOWLEDGEMENTS

●

I hereby expressly consent to receive calls about my application from the Company or its representatives that involve the use of an automatic telephone dialing system and/or an artificial or prerecorded voice.

●	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

●	This application is subject to acceptance by the Company. If this application is rejected for any reason, the Company will be liable only for return of purchase payment paid.

●

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Taxpayer Identification Number and any other information necessary to sufficiently identify each customer.

●	Account values based on the performance of the Separate Account are not guaranteed as to fixed dollar amount.

●	This application is to be attached and made part of the policy.

TO THE BEST OF MY KNOWLEDGE AND BELIEF, I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

If the individuals signing below are signing as a Power of Attorney, Guardian, Conservator, Authorized Representative, or Trustee, additional information is required.

Signed at:
City State

Date:	Linking Number:

Owner(s) Signature:	X

      I am signing as:  ☐  Power of Attorney  ☐  Guardian  ☐  Conservator  ☐  Authorized Representative  ☐ Trustee

Joint Owner(s) Signature:	X

      I am signing as:  ☐  Power of Attorney  ☐  Guardian  ☐  Conservator  ☐  Authorized Representative  ☐ Trustee

Annuitant Signature (if not Owner):	X

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11. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS & SIGNATURES

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

I HAVE MADE REASONABLE EFFORTS TO OBTAIN INFORMATION CONCERNING THE CONSUMER’S FINANCIAL STATUS, TAX STATUS, INVESTMENT OBJECTIVES AND SUCH OTHER INFORMATION USED OR CONSIDERED TO BE REASONABLE IN MAKING THE ANNUITY RECOMMENDATION AND FIND THE ANNUITY BEING APPLIED FOR APPROPRIATE FOR HIS/HER NEEDS.

If this is a replacement transaction, I confirm that I have reviewed the Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

Primary Registered Financial Professional

Print Full Name:

Financial Professional ID Number:

Email Address (Optional):	Phone Number:

Firm Name:

Firm Address:

Commission Split: (1) %

Signature: X

For Financial Professional Use Only - Contact your home office for program information.

Commission options below are based on the product and rider(s) selected.

[☐ Option A ☐ Option B ☐ Option C ☐ Option D]

(Once selected, program cannot be changed)

Additional Financial Professional(s)

The following Servicing Financial Professional(s) must also meet all licensing, appointment and training required to solicit this policy. As a Servicing Financial Professional the individual(s) listed below will have the same independent rights to access policy information and submit instructions as are granted to the Primary Financial Professional of Record.

Print Full Name:

Financial Professional ID Number:	Commission Split: (1) %

Print Full Name:

Financial Professional ID Number:	Commission Split:(1) %

Print Full Name:

Financial Professional ID Number:	Commission Split:(1) %

☐	Check here if there are more than four (4) Financial Professionals. If there are more than four (4) Financial Professionals, please complete the Additional Financial Professional Form.

(1)	Must be in whole percentages. Total Commission Split in Section 11 and Additional Financial Professional Form must equal 100%.

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